EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Hydrogen Power International, Inc.

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-103720 and 333-131847) and the Registration Statement on Form S-3/A (No. 333-130316) of Hydrogen Power International, Inc. (formerly known as Equitex, Inc.) of our report on the 2005 financial statements of Hydrogen Power Inc. dated May 2, 2006, which report appears in this Form 8-K/A of Hydrogen Power International, Inc. dated May 30, 2006.

/S/ PETERSON SULLIVAN PLLC

May 30, 2006
Seattle, Washington